Exhibit 10.12

VOTING AGREEMENT

THIS VOTING AGREEMENT (the “Agreement”) is made and entered into as of this 22nd day of March, 2012, by and among Dialogic Inc., a Delaware corporation (the “Company”) and                     (the “Stockholder”).

WITNESSETH

WHEREAS, the Board of Directors of the Company on March 14, 2012 determined to proceed with a debt restructuring and the sale of common stock, directly or upon exercise or conversion of any derivative security, including without limitation, the issuance of shares of common stock (x) in lieu of accrued and unpaid interest on outstanding debt of the Company, (y) upon exercise of warrants to purchase up to 18 million shares of common stock and/or (z) upon conversion or exchange of any outstanding debt of the Company or upon payment of cash therefor, all on terms substantially similar to those presented to the Board of Directors (collectively, the “Financing”);

WHEREAS, the Stockholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of certain shares of capital stock of the Company; and

WHEREAS, in connection with the consummation of the Financing, and in order to induce certain funds and/or entities affiliated with Tennebaum Capital Partners, LLC (“TCP”) to participate in the Financing, the Stockholder has agreed to provide for the future voting of their shares of the Company’s capital stock as set forth below.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

SECTION 1. Voting.

1.1 Stockholders Shares. The Stockholder agrees to hold all shares of voting capital stock of the Company registered in its name or beneficially owned by it as of the date hereof and any and all other securities of the Company legally or beneficially acquired by the Stockholder after the date hereof and on or prior to the date of the Stockholders Meeting (as defined below) (hereinafter collectively referred to as the “Stockholder Shares”) subject to, and to vote the Stockholder Shares in accordance with, the provisions of this Agreement.

1.2 Purchase Agreement and Financing. At any meeting of stockholders of the Company, however called, and in any action by written consent of the Company stockholders (the “Stockholders Meeting”), the Stockholders shall vote all of their respective Stockholders Shares to be voted in favor of the approval of the Financing, and shall not vote in any manner against such Financing.

1.

1.3 Successors. The provisions of this Agreement shall be binding upon the successors in interest to any of the Stockholder Shares.

1.4 Other Rights. Except as provided by this Agreement or any other agreement entered into in connection with the Financing, the Stockholder shall exercise the full rights of a holder of capital stock of the Company with respect to the Stockholder Shares, respectively.

1.5 No Disposition or Encumbrance of Stock. The Stockholder hereby covenants and agrees that, until this Agreement has been terminated in accordance with its terms, except as contemplated by this Agreement, such Stockholder shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on such Stockholder’s voting rights, charge or other encumbrance of any nature whatsoever (“Encumbrance”) with respect to the Stockholder Shares, directly or indirectly, initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing; provided, however, that the Stockholder may assign, sell or transfer any Stockholder Shares provided that any such recipient of the Stockholder Shares has delivered to the Company a written agreement in a form reasonably satisfactory to TCP that the recipient shall be bound by, and the Stockholder Shares so transferred, assigned or sold shall remain subject to this Agreement.

1.6 Company Cooperation. The Company hereby covenants and agrees that it will not, and the Stockholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Encumbrance or agreement on any of the Stockholder Shares subject to this Agreement unless the provisions of Section 1.5 have been complied with. The Company agrees to use its reasonable best efforts to ensure that at any time in which any stockholder approval is required, it will cause the Stockholder to vote in favor of the Financing, to become party to and bound by the terms and conditions of this Agreement and the Stockholder Shares held by the Stockholder to be subject to the terms and conditions of this Agreement.

SECTION 2. Termination.

2.1 This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

(a) the date as of which the parties hereto terminate this Agreement by written consent; or

(b) June 30, 2012.

SECTION 3. Miscellaneous.

3.1 Ownership. The Stockholder represents and warrants to the Company that (a) such Stockholder now owns, or will own upon the Stockholder Meeting, the Stockholder Shares, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) such Stockholder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Stockholder enforceable in accordance with its terms.

3.2 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

3.3 Governing Law. This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware as such laws apply to agreements among Delaware residents made and to be performed entirely within the State of Delaware.

3.4 Amendment or Waiver. This Agreement may be amended (or provisions of this Agreement waived) only by an instrument in writing signed by the parties. Any amendment or waiver so effected shall be binding upon each of the parties hereto and any assignee of any such party.

3.5 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.6 Transfers to Affiliates. In the event the Stockholder transfers any of its Stockholder Shares to an affiliate of such Stockholder, such Stockholder shall cause such affiliate to do all things and execute and deliver all documents, as may be necessary to have such affiliate execute a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such affiliate were a Stockholder.

3.7 Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Stockholder Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Stockholder Shares, as the case may be, for purposes of this Agreement.

3.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

3.9 Waiver. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

3.10 Attorney’s Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

3.11 Notices. Any notices required in connection with this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt. All notices shall be addressed to the holder appearing on the books of the Company or at such address as such party may designate by ten (10) days advance written notice to the other parties hereto.

3.12 Entire Agreement. This Agreement and the Exhibits hereto, along with the Purchase Agreement and each of the Exhibits thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this VOTING AGREEMENT as of the date first above written.

THE COMPANY:

DIALOGIC INC.

By:

Name:

Title:

THE STOCKHOLDER:

By:

Name:

Title: